Exhibit 99.1
Pentair, Inc.
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416
763 545 1730 Tel
763 656 5400 Fax
News Release
Pentair Reports Third Quarter Net Income Per Share from
Continuing Operations of $0.42; Adjusted EPS of $0.55, up 2%

•	Reports third quarter sales of $864 million, up 5 percent versus the third quarter 2007

•	Delivers earnings per share from continuing operations (EPS) of $0.42 on a reported basis and adjusted* EPS of $0.55, up 2 percent

•	Introduces fourth quarter guidance and updates full year guidance

*	Adjusted 2008 and 2007 EPS exclude the impact of gains/losses from acquisitions and divestitures, the settlement of the Horizon litigation and the negative impact associated with restructuring costs and other market related actions. Adjusted 2008 and 2007 Operating Income and Margins exclude the settlement of the Horizon litigation, the negative impact associated with restructuring costs and other market related actions in the respective period. All financial information and period-to-period references are on a continuing operations basis unless otherwise noted. Reconciliations to discontinued operations as well as GAAP and non-GAAP reconciliations are in the attached financial tables.
MINNEAPOLIS, Minn. — October 21, 2008 — Pentair, Inc. (NYSE: PNR) today announced third quarter 2008 net earnings per diluted share from continuing operations (EPS) of $0.42. This represents a decrease of 29 percent as compared to the $0.59 of reported EPS from continuing operations in the third quarter last year. Current period results include a negative $0.13 per share impact from restructuring charges and other market-related actions. Adjusting for these items, third quarter 2008 EPS was $0.55, up two percent over year-earlier adjusted EPS of $0.54.
Total company sales increased five percent to $864 million, compared with $821 million in the third quarter of 2007. The company delivered third quarter operating income of $84 million. On an adjusted basis, the company delivered operating income of $99 million versus $102 million in the year-ago quarter. The company’s adjusted operating income includes the impact of approximately $6 million of integration, intangible amortization and inventory step-up expenses related to the second quarter 2008 transaction with GE Water & Process Technologies, a unit of the General Electric Company (GE), to combine the companies’ respective residential water filtration businesses. Overall, adjusted operating margins for the third quarter contracted 100 basis points to 11.5 percent. A positive 400 basis point impact from price and productivity did not offset a negative 500 basis point impact related to total inflation, foreign exchange and lower volumes.
Pentair generated free cash flow of $70 million for the quarter. Year-to-date, the company has generated $128 million of free cash flow. These figures exclude $23 million associated with the settlement of the Horizon litigation case. The company said it expects to achieve free cash flow greater than adjusted net income for 2008.
(more)

“Overall, our businesses performed well in the third quarter as we navigated through increasingly more difficult and less predictable end-markets. Our strong balance sheet, with stable financing arrangements in place, enabled us to look past many of the credit issues troubling other firms and focus on our growth and productivity strategies,” said Randall J. Hogan, Pentair chairman and chief executive officer.
Third Quarter Business Highlights
The Water Group delivered $566 million in sales, up four percent year over year. Organic sales were flat; excluding the impact of foreign exchange, organic sales were down one percent driven by continuing softness in the North American residential markets and slowing Western European markets. In Asia, the Middle East and Eastern Europe, Water sales increased at double-digit rates.
•	Global Flow Technologies sales were up seven percent versus the year-ago quarter, as sales of pump equipment for global commercial, municipal and agricultural markets outpaced declines in North American residential markets.

•	Global Filtration sales grew ten percent, or down one percent excluding the increased sales associated with the recent transaction with GE in residential water filtration. Sales increases in the industrial filtration, food service and desalination vertical markets offset declines in the North American residential market.

•	Global Pool and Spa sales were down ten percent as the prolonged decline in North American residential pool and spa markets continued to impact sales.

•	International Water sales grew as demand in Asia-Pacific produced sales growth of 21 percent. Sales in Europe, Middle East and Africa were essentially flat versus last year as Western European economies slowed in the third quarter.
The Water Group’s third quarter reported operating income totaled $48 million, down 15 percent as compared to $56 million in the same period last year. In the quarter, the company had $14 million in pre-tax restructuring charges associated with severance from headcount reductions and costs related to facility rationalizations. Excluding these items, adjusted operating income was $61 million, down seven percent versus $66 million a year-ago. Adjusted operating margins of 10.8 percent were down 130 basis points as benefits from productivity, price and product mix did not offset the negative impact from inflation, volume declines, inventory step-up and integration expenses associated with the residential filtration business combination with GE.
Technical Products delivered third quarter 2008 sales of $298 million, an increase of eight percent versus the year-earlier period. Sales were up five percent excluding the impact of foreign exchange.
•	Global Electrical sales were up nine percent, led by continued strength in several key vertical markets, price increases and new product introductions.

•	Global Electronic sales were up seven percent. In Asia, electronic sales were up over 20 percent while sales in Europe were up five percent in local currencies. North American sales were down nine percent.

(more)

Technical Products’ third quarter reported operating income totaled $48 million, up three percent compared to $46 million in the same quarter last year. Reported operating margins were 16.0 percent. Adjusting for a modest restructuring charge, operating margins were 16.2 percent, down 30 basis points versus the third quarter 2007. In the quarter, the benefits from volume, productivity and price did not fully offset the negative impact from inflation and foreign exchange.
“We continue to perform well in our respective markets. In the third quarter, our Technical Products business maintained outstanding market and financial momentum - achieving solid results even when compared against a record quarter a year ago. In our Water businesses, we continue to drive solid growth in our industrial, commercial and municipal Water markets globally to help compensate for severe declines in the North American residential market and slowing Western European markets,” Hogan said.
Outlook
The company introduced its fourth quarter reported 2008 EPS guidance range of $0.17 to $0.20. Adjusting for charges associated with restructuring, fourth quarter EPS is expected to be $0.52 to $0.55, approximately flat when compared against the fourth quarter 2007. The fourth quarter 2008 adjusted EPS range includes approximately $0.03 per share of expenses associated mainly with integration and intangibles amortization charges related to the GE residential filtration transaction.
The company updates its full year 2008 reported EPS guidance range to $2.51 to $2.54, up 18 to 20 percent versus reported full year 2007 EPS. Adjusting for the GE transaction gain, the settlement of the Horizon litigation, restructuring actions and the expenses incurred in connection with the August repurchase of $116 million of the company’s publicly-held bonds, full year EPS is expected to be $2.28 to $2.31, up about 10 percent versus adjusted full year 2007 EPS. The full year adjusted EPS guidance includes approximately $0.07 per share of expenses mainly associated with integration, inventory step-up, and intangibles amortization charges related to the GE residential filtration transaction.
“We expect our positive performance to continue in many of our non-residential and international Water and global Technical Products’ businesses. However, with more difficult economic conditions on the horizon, we are taking additional actions to improve our cost structure and better position the company to continue to control our own destiny,” Hogan said.
“We expect that unpredictable end-markets will soften sales volumes but we have a solid path to deliver full year earnings, which remains fundamentally the same as that which we have outlined in previous quarters. We have been battling very difficult residential end-markets for several years now, which gives us confidence we can continue to navigate challenging environments. Additionally, we remain committed to delivering on the long-term strategic outlook we presented at our September 10th Investor and Analyst Day and we have not wavered from our multi-year outlook,” Hogan added.
Presentations regarding the company’s long-term strategic outlook discussed at the Pentair 2008 Investor and Analyst Day can be accessed at www.pentair.com/Investors.aspx.
(more)

Earnings Conference Call
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the Company’s performance and fourth quarter and full year 2008 guidance on a two-way conference call with investors at 12:00 p.m. Eastern today. Reconciliation of non-GAAP financial measures are set forth in the attachments to this third quarter 2008 earnings release and in the third quarter 2008 earning release conference call presentation, both of which can be found at Pentair’s web site (www.pentair.com). Related financial charts and certain other information to be discussed on the conference call will be available on the company’s website shortly before the conference call. The web cast and presentation will be archived at the same site following the conclusion of the conference call.
Caution concerning forward-looking statements
Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as continued economic growth, including the strength of housing and related markets; the ability to integrate acquisitions successfully and the risk that expected synergies may not be fully realized or may take longer to realize than expected; foreign currency effects; retail and industrial demand; product introductions; and pricing and other competitive pressures, as well as other risk factors set forth in our SEC filings. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.
About Pentair, Inc.
Pentair (www.pentair.com) is a diversified operating company headquartered in Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing thermal management products and standard, modified, and custom enclosures that house and protect sensitive electronics and electrical components. With 2007 revenues of $3.30 billion, Pentair employs approximately 16,000 people worldwide.

Pentair Contacts:
Todd Gleason	Rachael Jarosh
Vice President, Investor Relations	Vice President, Communications
Tel.: (763) 656-5570	Tel.: (763) 656-5280
E-mail:todd.gleason@pentair.com	E-mail: rachael.jarosh@pentair.com
(more)

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
	September 27	September 29	September 27	September 29
In thousands, except per-share data	2008	2007	2008	2007

Net sales	$864,167	$821,215	$2,614,328	$2,513,359
Cost of goods sold	608,854	576,519	1,829,622	1,753,183

Gross profit	255,313	244,696	784,706	760,176
% of net sales	29.5%	29.8%	30.0%	30.2%
Selling, general and administrative	154,972	137,100	439,929	428,463
% of net sales	17.9%	16.7%	16.8%	17.0%
Research and development	16,691	14,446	48,871	44,204
% of net sales	1.9%	1.8%	1.9%	1.8%
Legal settlement	—	—	20,435	—

Operating income	83,650	93,150	275,471	287,509
% of net sales	9.7%	11.3%	10.5%	11.4%

Other (income) expense:

Gain on sale of interest in subsidiaries	—	—	(109,648)	—
Equity losses of unconsolidated subsidiary	669	845	2,433	1,838
Loss on early extinguishment of debt	4,611	—	4,611	—
Net interest expense	13,735	18,157	45,685	51,351
% of net sales	1.6%	2.2%	1.7%	2.0%

Income from continuing operations before income taxes and minority interest	64,635	74,148	332,390	234,320
% of net sales	7.5%	9.0%	12.7%	9.3%
Provision for income taxes	21,146	14,869	97,522	71,419
Effective tax rate	32.7%	20.1%	29.3%	30.5%
Minority interest	2,100	—	2,100	—

Income from continuing operations	41,389	59,279	232,768	162,901

Loss from discontinued operations, net of tax	—	(1,235)	(1,217)	(726)

Gain (loss) on disposal of discontinued operations, net of tax	(269)	—	(7,406)	207

Net income	$41,120	$58,044	$224,145	$162,382

Earnings (loss) per common share
Basic
Continuing operations	$0.42	$0.60	$2.37	$1.65
Discontinued operations	—	(0.01)	(0.08)	(0.01)

Basic earnings per common share	$0.42	$0.59	$2.29	$1.64

Diluted
Continuing operations	$0.42	$0.59	$2.34	$1.63
Discontinued operations	—	(0.01)	(0.08)	(0.01)

Diluted earnings per common share	$0.42	$0.58	$2.26	$1.62

Weighted average common shares outstanding
Basic	97,827	98,747	98,049	98,859
Diluted	99,319	100,365	99,372	100,339

Cash dividends declared per common share	$0.17	$0.15	$0.51	$0.45
(more)

Pentair, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 27	December 31	September 29
In thousands	2008	2007	2007

Assets
Current assets
Cash and cash equivalents	$93,544	$70,795	$56,555
Accounts and notes receivable, net	517,240	466,675	473,496
Inventories	430,386	392,416	395,638
Deferred tax assets	50,061	50,511	52,038
Prepaid expenses and other current assets	53,504	35,908	47,746
Current assets of discontinued operations	—	21,716	26,868

Total current assets	1,144,735	1,038,021	1,052,341

Property, plant and equipment, net	363,352	365,990	356,594

Other assets
Goodwill	2,134,031	2,004,720	1,989,620
Intangibles, net	539,133	491,263	492,732
Other	69,874	82,237	77,084
Non-current assets of discontinued operations	—	18,383	18,500

Total other assets	2,743,038	2,596,603	2,577,936

Total assets	$4,251,125	$4,000,614	$3,986,871

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$—	$13,586	$4,800
Current maturities of long-term debt	3,913	5,075	4,992
Accounts payable	225,928	229,937	204,360
Employee compensation and benefits	107,163	111,475	107,271
Current pension and post-retirement benefits	8,557	8,557	7,918
Accrued product claims and warranties	43,012	49,382	47,719
Income taxes	7,806	12,919	10,862
Accrued rebates and sales incentives	35,907	36,663	36,910
Other current liabilities	101,662	90,377	111,833
Current liabilities of discontinued operations	—	2,935	5,431

Total current liabilities	533,948	560,906	542,096

Other liabilities
Long-term debt	1,035,150	1,041,925	1,102,707
Pension and other retirement compensation	164,776	161,042	222,098
Post-retirement medical and other benefits	34,218	37,147	46,499
Long-term income taxes payable	25,356	21,306	18,214
Deferred tax liabilities	184,514	167,633	134,683
Other non-current liabilities	96,941	97,086	89,898
Non-current liabilities of discontinued operations	—	2,698	2,519

Total liabilities	2,074,903	2,089,743	2,158,714

Minority interest	120,230	—	—

Shareholders’ equity	2,055,992	1,910,871	1,828,157

Total liabilities and shareholders’ equity	$4,251,125	$4,000,614	$3,986,871

Days sales in accounts receivable (13 month moving average)	56	53	54
Days inventory on hand (13 month moving average)	78	75	76
Days in accounts payable (13 month moving average)	57	54	54
Debt/total capital	33.6%	35.7%	37.8%
(more)

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
	September 27	September 29
In thousands	2008	2007

Operating activities
Net income	$224,145	$162,382
Adjustments to reconcile net income to net cash provided by (used for) operating activities
(Income) loss from discontinued operations	1,217	726
(Gain) loss on disposal of discontinued operations	7,406	(207)
Equity losses of unconsolidated subsidiary	2,433	1,838
Minority interest	2,100	—
Depreciation	45,759	45,538
Amortization	20,220	18,635
Deferred income taxes	25,927	(18,883)
Stock compensation	15,948	17,071
Excess tax benefits from stock-based compensation	(1,617)	(2,706)
Gain on sale of investment	87	(2,195)
Gain on sale of interest in subsidiaries	(109,648)	—
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	(55,727)	(27,927)
Inventories	(26,518)	13,973
Prepaid expenses and other current assets	(15,798)	(8,681)
Accounts payable	1,343	(1,088)
Employee compensation and benefits	(7,471)	3,037
Accrued product claims and warranties	(6,483)	3,199
Income taxes	(5,792)	(4,573)
Other current liabilities	9,380	15,955
Pension and post-retirement benefits	592	7,924
Other assets and liabilities	13,146	7,396

Net cash provided by (used for) continuing operations	140,649	231,414
Net cash provided by (used for) operating activities of discontinued operations	(3,432)	(2,081)

Net cash provided by (used for) operating activities	137,217	229,333

Investing activities
Capital expenditures	(40,107)	(45,163)
Proceeds from sale of property and equipment	4,304	5,136
Acquisitions, net of cash acquired or received	(1,609)	(486,264)
Divestitures	29,526	—
Other	(7)	(4,044)

Net cash provided by (used for) investing activities	(7,893)	(530,335)

Financing activities
Net short-term borrowings (repayments)	(14,180)	(10,378)
Proceeds from long-term debt	479,405	1,147,132
Repayment of long-term debt	(486,492)	(770,822)
Debt issuance costs	(114)	(1,876)
Excess tax benefits from stock-based compensation	1,617	2,706
Proceeds from exercise of stock options	5,140	5,512
Repurchases of common stock	(37,342)	(27,119)
Dividends paid	(50,541)	(44,986)

Net cash provided by (used for) financing activities	(102,507)	300,169

Effect of exchange rate changes on cash and cash equivalents	(4,068)	2,568

Change in cash and cash equivalents	22,749	1,735
Cash and cash equivalents, beginning of period	70,795	54,820

Cash and cash equivalents, end of period	$93,544	$56,555

Free cash flow

Net cash provided by (used for) continuing operations	$140,649	$231,414
Capital expenditures	(40,107)	(45,163)
Proceeds from sale of property and equipment	4,304	5,136
Net cash — Horizon settlement	22,680	—

Free cash flow	$127,526	$191,387

(more)

Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment (Unaudited)

	First Qtr	Second Qtr	Third Qtr	Nine Months
In thousands	2008	2008	2008	2008

Net sales to external customers
Water Group	$554,944	$605,497	$566,328	$1,726,769
Technical Products Group	285,460	304,260	297,839	887,559

Consolidated	$840,404	$909,757	$864,167	$2,614,328

Intersegment sales
Water Group	$372	$139	$305	$816
Technical Products Group	1,138	1,034	765	2,937
Other	(1,510)	(1,173)	(1,070)	(3,753)

Consolidated	$—	$—	$—	$—

Operating income (loss)
Water Group	$64,419	$57,822	$47,612	$169,853
Technical Products Group	45,337	49,732	47,585	142,654
Other	(12,937)	(12,552)	(11,547)	(37,036)

Consolidated	$96,819	$95,002	$83,650	$275,471

Operating income as a percent of net sales
Water Group	11.6%	9.5%	8.4%	9.8%
Technical Products Group	15.9%	16.3%	16.0%	16.1%
Consolidated	11.5%	10.4%	9.7%	10.5%

	First Qtr	Second Qtr	Third Qtr	Nine Months
In thousands	2007	2007	2007	2007

Net sales to external customers
Water Group	$540,262	$642,149	$545,514	$1,727,925
Technical Products Group	252,583	257,150	275,701	785,434
Other	—	—		—

Consolidated	$792,845	$899,299	$821,215	$2,513,359

Intersegment sales
Water Group	$214	$46	$207	$467
Technical Products Group	896	1,689	1,526	4,111
Other	(1,110)	(1,735)	(1,733)	(4,578)

Consolidated	$—	$—	$—	$—

Operating income (loss)
Water Group	$62,426	$89,195	$56,061	$207,682
Technical Products Group	31,631	36,140	46,237	114,008
Other	(12,558)	(12,475)	(9,148)	(34,181)

Consolidated	$81,499	$112,860	$93,150	$287,509

Operating income as a percent of net sales
Water Group	11.6%	13.9%	10.3%	12.0%
Technical Products Group	12.5%	14.1%	16.8%	14.5%
Consolidated	10.3%	12.5%	11.3%	11.4%
(more)

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2008 to the “Adjusted” non-GAAP excluding the effect of 2008 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2008	2008	2008	2008	2008

Net sales	$840,404	$909,757	$864,167	$840,000-$850,000	approx. $3,500M

Operating income — as reported	96,819	95,002	83,650	43,000 - 47,000	318M - 322M
% of net sales	11.5%	10.4%	9.7%	5.1% - 5.6%	9.1% - 9.3%
Adjustments	—	23,140	15,480	approx. 53,000	approx. 92M

Operating income — as adjusted	96,819	118,142	99,130	96,000 - 100,000	410M - 414M
% of net sales	11.5%	13.0%	11.5%	11.3% - 11.9%	11.7% - 11.8%

Income from continuing operations — as reported	52,644	138,735	41,389	17,000 - 20,000	250M - 253M
Adjustments — tax affected	—	(70,560)	13,260	approx. 35,000	approx. (22M)

Income from continuing operations — as adjusted	52,644	68,175	54,649	52,000 - 55,000	228M - 231M

Continuing earnings per common share — diluted
Diluted earnings per common share — as reported	$0.53	$1.39	$0.42	$0.17 - $0.20	$2.51 - $2.54
Adjustments	—	(0.71)	0.13	approx. 0.35	approx. (0.23)

Diluted earnings per common share — as adjusted	$0.53	$0.68	$0.55	$0.52 - $0.55	$2.28 - $2.31

Weighted average common shares outstanding — Diluted	99,558	99,509	99,319	approx. 99,200	approx. 99,400
Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2007 to the “Adjusted” non-GAAP excluding the effect of 2007 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2007	2007	2007	2007	2007

Net sales	$792,845	$899,299	$821,215	$817,518	$3,330,877

Operating income — as reported	81,499	112,860	93,150	91,518	379,027
% of net sales	10.3%	12.5%	11.3%	11.2%	11.4%
Adjustments	—	—	9,192	5,970	15,162

Operating income — as adjusted	81,499	112,860	102,342	97,488	394,189
% of net sales	10.3%	12.5%	12.5%	11.9%	11.8%

Income from continuing operations — as reported	42,629	60,994	59,279	49,468	212,370
Adjustments — tax affected	—	—	6,246	3,881	10,127
Non-recurring tax items	(145)	(83)	(11,517)	(1,073)	(12,818)

Income from continuing operations — as adjusted	42,484	60,911	54,008	52,276	209,679

Continuing earnings per common share — diluted
Diluted earnings per common share — as reported	$0.42	$0.61	$0.59	$0.50	$2.12
Adjustments	—	—	(0.05)	0.03	(0.02)

Diluted earnings per common share — as adjusted	$0.42	$0.61	$0.54	$0.53	$2.10

Weighted average common shares outstanding — Diluted	100,271	100,371	100,365	99,859	100,205
(more)

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2008 to the “Adjusted” non-GAAP excluding the effect of 2008 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2008	2008	2008	2008	2008

Water
Net sales	$554,944	$605,497	$566,328	$560,000 - $570,000	approx. $2,290M

Operating income — as reported	64,419	57,822	47,612	15,000 - 19,000	185M - 189M
% of net sales	11.6%	9.5%	8.4%	2.6% - 3.5%	8.1% - 8.3%
Adjustments	—	22,711	13,711	approx. 45,000	approx. 81M

Operating income — as adjusted	64,419	80,533	61,323	60,000-64,000	266M - 270M
% of net sales	11.6%	13.3%	10.8%	10.4% - 11.5%	11.6% - 11.8%

Technical Products
Net sales	$285,460	$304,260	$297,839	$280,000 - $285,000	approx. $1,170M

Operating income — as reported	45,337	49,732	47,585	38,000-40,000	181M - 183M
% of net sales	15.9%	16.3%	16.0%	13.3% - 14.3%	15.4% - 15.7%
Adjustments	—	429	633	approx. 5,000	approx. 6M

Operating income — as adjusted	45,337	50,161	48,218	43,000-45,000	187M - 189M
% of net sales	15.9%	16.4%	16.2%	15.1% - 16.1%	15.9% - 16.2%
Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2007 to the “Adjusted” non-GAAP excluding the effect of 2007 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2007	2007	2007	2007	2007

Water
Net sales	$540,262	$642,149	$545,514	$552,819	$2,280,744

Operating income — as reported	62,426	89,195	56,061	65,541	273,223
% of net sales	11.6%	13.9%	10.3%	11.9%	12.0%
Adjustments	—	—	9,843	3,897	13,740

Operating income — as adjusted	62,426	89,195	65,904	69,438	286,963
% of net sales	11.6%	13.9%	12.1%	12.6%	12.6%

Technical Products
Net sales	$252,583	$257,150	$275,701	$264,699	$1,050,133

Operating income — as reported	31,631	36,140	46,237	39,578	153,586
% of net sales	12.5%	14.1%	16.8%	15.0%	14.6%
Adjustments	—	—	(652)	2,073	1,421

Operating income — as adjusted	31,631	36,140	45,585	41,651	155,007
% of net sales	12.5%	14.1%	16.5%	15.7%	14.8%
# # #